EXHIBIT 99.1

For Immediate Release

August 1, 2008

SendTec Announces Second Closing in Recapitalization

ST. PETERSBURG, Fla.—(BUSINESS WIRE)—SendTec, Inc. (OTCBB:SNDN) (“SendTec”), a Multichannel Customer Marketing Agency, today announced that it has completed the second closing in connection with the recapitalization and restructuring of its Senior Secured Convertible Debentures pursuant to the Recapitalization Agreement dated March 25, 2008 among SendTec and the holders of its Senior Secured Convertible Debentures.

At the first closing under the Recapitalization Agreement on March 26, 2008, all of the Senior Secured Convertible Debentures with an outstanding principal amount of $32,730,000 were exchanged for a combination of an aggregate of 10,801 shares of SendTec Series B Preferred Stock having an aggregate stated value of $18,361,700, and Amended and Restated Senior Secured Convertible Debentures in the aggregate amount of $14,368,300. At the second closing, such Amended and Restated Debentures were exchanged for a combination of 1,978 shares of SendTec Series B Preferred Stock having an aggregate stated value of $3,368,304, which includes a cash settlement for fractional shares in the aggregate amount of $5,704, and Residual Senior Secured Convertible Debentures due July 31, 2011, in the aggregate amount of $11 million with no interest either payable or to be accrued thereunder, no principal payments due prior to maturity, and no financial covenants. These new Residual Debentures will automatically convert into Series B Preferred Stock if SendTec raises minimum aggregate gross proceeds of $5 million from the sale of its common stock or Series B Preferred Stock by July 31, 2009.

Paul Soltoff Chairman and CEO stated “We continue to add new customers and explore new relationships and opportunities. The remainder of 2008 and 2009 should be a momentum building opportunity for our team of seasoned professionals.”

About SendTec, Inc.

SendTec is a leading customer acquisition ad agency with expertise in multi-channel integrated direct marketing, online and offline. The company builds and leverages technology as an integral part of growing its clients’ businesses. Search engine marketing, direct response television and lead generation are the company’s unique specialties. SendTec is headquartered in St. Petersburg, Florida, with an office in New York City and account representatives serving its clients across the U.S. For more information, go to www.sendtec.com.

Caution Concerning Forward-Looking Statements:

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Generally, the words “believes,” “anticipates,” “may,” “will,” “should,” “expect,” “intend,” “estimate,” “continue,” and similar expressions or the negative thereof, or comparable terminology, are intended to identify forward-looking statements which include, but are not limited to, statements concerning our expectations regarding its working capital requirements, financing requirements, business prospects, and other statements of expectations, beliefs, future plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts. Forward-looking statements reflect management’s current expectations, as of the date of this press release, and involve certain risks and uncertainties. SendTec’s actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including its ability to successfully complete its $5.0 million offering. The statements that are not historical facts contained in this press release are “forward-looking statements” that involve certain risks and uncertainties, including, but not limited to, risks associated with the uncertainty of future financial results, additional financing requirements, change in marketing services mix, adoption of new accounting and reporting methods to report on our various marketing services offerings, development of new products or services, the effectiveness, probability and marketability of such products and services, the ability to protect proprietary information, the impact of current, pending or future legislation and regulation on the electronic marketing industry, the impact of competitive products or pricing, technological changes, the effect of general economic and business conditions and other risks and uncertainties detailed in SendTec’s filings with the Securities and Exchange Commission. Any statements regarding optimism about future periods are “forward-looking statements.”

Contact Information

SendTec, Inc., St. Petersburg

Donald Gould Jr., 727-576-6630 x 140

Chief Financial Officer

http://www.SendTec.com